EXHIBIT 99.1

Press Release	Source: Health Systems Solutions, Inc.

Health Systems Solutions, Inc. Awarded Consulting Agreement by Philips Medical Systems

Tuesday, October 2, 2007

TAMPA, Fla.--(BUSINESS WIRE) -- Health Systems Solutions, Inc. (OTCBB:HSSO.OB - News) announced that HSS Consultancy LLC, its consulting subsidiary, has entered into an Information Technology Consultancy Agreement with Royal Philips Electronics (NYSE: PHG; AEX: PHI) (“Philips”), pursuant to which Philips transferred to HSS the projects, operations and responsibilities formerly carried about by Service Innovations Group (“SIG”) within Philips’ Medical Systems division (“PMS”). The initial term of the agreement will be until December 31, 2009, although it can be extended for successive one year terms unless either party objects to the automatic extension 120 days prior to the then scheduled expiration date.

As part of the agreement, HSS expects that it will hire approximately 20 technology and consulting experts from SIG and place them in HSS’ Professional Services Group to support the PMS contract requirements.  HSS will provide various services, including but not limited to software services and information technology consultancy including project management for information technology and other related subjects.

“We are pleased with the confidence Philips Medical Systems has in our entrepreneurial environment and our ability to deliver leading edge technology solutions and consulting services in a very short period of time.” said Stan Vashovsky, HSS Chairman and CEO. “With the speed in which the industry changes and Philip’s desire to remain competitive, Philips understood the need to partner with a company that can deliver solutions quickly and within budget. It fits perfectly within our Professional Services Group which provides consulting services and IT solutions to the health care industry. We believe that this agreement will result in significant additional revenue to the company. This kind of confidence in our company by a major worldwide healthcare company will certainly raise the bar in health care consulting. We look forward to our partnership with Philips and establishing a long term relationship.”

About Health Systems Solutions, Inc.

HSS, through its wholly owned subsidiaries, designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the daily clinical, operational and financial aspects of their business and to compete effectively in the Medicare, Medicaid, private pay and managed care environments. HSS offers several comprehensive software solutions including HSS Advantage, HSS Analyzer, HSS VividNet and HSS VividCare.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, continued and increased demand for our products and services, general economic conditions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in Health System Solution Inc.'s periodic filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:
Health Systems Solutions, Inc.
Michael G. Levine, (813) 261-4143
Chief Financial Officer and Executive Vice President
Michael.levine@hssonline.net